SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2009

SOLAR ENERTECH CORP.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51717 (Commission File No.)	98-0434357 (IRS Employee Identification No.)

1600 Adams Drive
Menlo Park, California 94025
(Address of Principal Executive Offices)

(650) 688-5800
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

           On April 27, 2009, Solar EnerTech Corp. (“Solar EnerTech”) entered into a Joint Venture Agreement (the “Agreement”) with Jiangsu Shunda Semiconductor Development Co., Ltd. (“Jiangsu Shunda”) to form a joint venture in the United States by  forming a new company, to be known as Shunda-SolarE Technologies, Inc. (the “Joint Venture Company”), in order to jointly pursue opportunities in the US solar market.

Pursuant to the terms of the Agreement, Jiangsu Shunda will own 55% of the Joint Venture Company, Solar EnerTech will own 35% of the Joint Venture Company and the remaining 10% of the Joint Venture Company will be owned by the Joint Venture Company’s management.  The Joint Venture Company’s Board of Directors will consist of five directors: three of the whom will be nominated by Jiangsu Shuda and two of whom will be nominated by Solar EnerTech.  Furthermore, Mr. Yunda Ni, the President of Jiangsu Shunda, will serve as the Joint Venture Company’s Chairman of the Board and Mr. Leo Shi Young, Solar EnerTech’s Chief Executive Officer, will serve as the Joint Venture Company’s Vice Chairman of the Board.  Jiangsu Shunda is responsible for preparing the Joint Venture Company in China and Solar EnerTech is responsible for the preparing the Joint Venture Company in the United States.  The Agreement is valid for 18 months.   A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Joint Venture Agreement between Solar EnerTech and Jiangsu Shunda Semiconductor Development Co., Ltd. effective April 27, 2009.

99.1	Press Release dated April 28, 2009 announcing establishment of joint venture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Solar EnerTech has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2009
SOLAR ENERTECH CORP.

By:	/s/ LEO SHI YOUNG
Leo Shi Young, Chief Executive Officer